EXHIBIT I



                                      JOINT FILING AGREEMENT
                                      ----------------------




                          Each of the undersigned hereby agrees that the
                  Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


                  Dated: October 7, 1994



                  The Equitable Companies Incorporated



                  BY /s/ Joanne T. Marren
                     -------------------------
                     Joanne T. Marren
                     Vice President




                  AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; Alpha Assurances Vie Mutuelle; Alpha Assurances I.A.R.D. Mutuelle, Uni Assurance Europe Mutuelle, as a group, and AXA


                  Signed on behalf of each of the above entities



                  BY:   /s/ Joanne T. Marren
                     -----------------------------------------
                     Joanne T. Marren
                     Attorney-in-Fact
                     (Executed pursuant to Powers of Attorney)
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